                              COMPUTATION OF EARNINGS PER SHARE - EXHIBIT 11.1
                             (IN THOUSANDS, EXCEPT SHARE AND PER SHARE AMOUNTS)

                                                 (UNAUDITED)

BASIC LOSS PER COMMON SHARE:

                                        THREE MONTHS ENDED                      NINE MONTHS ENDED
                                           SEPTEMBER 30,                           SEPTEMBER 30,
                                  ---------------------------------     -----------------------------------
                                       2000              1999                2000               1999
                                  --------------    ---------------     ---------------    ----------------
Net loss                           $     (6,233)     $      (3,836)      $     (15,817)     $       (6,240)
                                  ==============    ===============     ===============    ================
Weighted average shares
outstanding                          22,480,071         22,480,071          22,480,071          22,479,862
                                  ==============    ===============     ===============    ================
Loss per common share              $      (0.28)     $       (0.17)      $       (0.70)     $        (0.28)
                                  ==============    ===============     ===============    ================


DILUTED LOSS PER COMMON SHARE:

                                         THREE MONTHS ENDED                     NINE MONTHS ENDED
                                            SEPTEMBER 30,                         SEPTEMBER 30,
                                  ---------------------------------     -----------------------------------
                                       2000              1999                2000              1999
                                  --------------    ---------------     ---------------    ----------------
Net loss                           $     (6,233)     $      (3,836)      $     (15,817)     $       (6,240)
                                  ==============    ===============     ===============    ================
Weighted average shares
outstanding                          22,480,071         22,480,071          22,480,071          22,479,862

Effect of dilutive shares-stock
options                                       -                  -                   -                   -
                                  --------------    ---------------     ---------------    ----------------
Total weighted average dilutive
shares                               22,480,071         22,480,071          22,480,071          22,479,862
                                  ==============    ===============     ===============    ================
Loss per common share              $      (0.28)     $       (0.17)      $       (0.70)     $        (0.28)
                                  ==============    ===============     ===============    ================